Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Alerus Financial Corporation of our report dated March 26, 2020, relating to the consolidated financial statements of Alerus Financial Corporation, appearing in the Annual Report on Form 10-K of Alerus Financial Corporation for the year ended December 31, 2019, and to the reference to us under the heading “Experts” in the prospectus.

/s/ CliftonLarsonAllen LLP

Minneapolis, Minnesota

September 16, 2020